Providian Financial Announces Sale of Providian
Master Trust to JPMorgan Chase

Sale Strengthens Capital and Liquidity

SAN FRANCISCO--(BUSINESS WIRE)--Jan. 16, 2002--Providian Financial Corporation (NYSE:PVN - news) today announced an agreement to sell the Providian Master Trust, held by its main bank subsidiary Providian National Bank, to a subsidiary of J.P. Morgan Chase & Co. (NYSE:JPM - news). Providian will receive a mid single-digit premium upon closing of the transaction, and may also receive additional payments tied to servicing and portfolio credit performance.

The Providian Master Trust contains approximately 3.3 million active credit card accounts with $8.2 billion of associated receivables. The parties expect the transaction to close during the first quarter of 2002, subject to customary closing conditions.

On October 18, 2001, Providian announced a five-point plan to improve the Company's risk profile and to address the earnings challenges facing the Company. The Company continues to execute on this plan. The elements of the plan include: reducing lending to the standard segment, accelerating line management cutbacks, focusing marketing dollars on the middle market, reducing expenses, and maintaining a strong balance sheet and liquidity.

"This is a big step forward for Providian," said Providian Chief Executive Officer Joseph Saunders. "The sale of the Providian Master Trust enhances our capital, strengthens our liquidity position, and tightens our strategic focus on our middle market customers." Saunders indicated that the Company is making progress toward the sale of its international operations and continuing to explore the sale of $3 billion of higher loss assets.

On December 6, 2001 Providian filed capital plans with the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, and the Utah Commissioner of Financial Institutions. The Company continues to work toward finalizing the plans, which contemplate sale of the Providian Master Trust. Also as contemplated by the plans, Providian expects to make substantial enhancements to reserves in the fourth quarter. Providian will announce its fourth quarter and year-end results in late January and expects to announce a loss for the fourth quarter of 2001 at that time.

San Francisco-based Providian Financial is a leading provider of credit cards and deposit products to customers throughout the U.S.

This  release   contains   forward-looking   statements   as  to  the  Company's
expectations, intentions and goals that are subject to the "safe harbor" provisions created by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions of "belief," "expectations," "intentions" and other words of similar import, statements as to industry and economic trends, and other statements that are not historical facts. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Among the significant risks and uncertainties are: competitive pressures; factors that affect delinquency rates, credit loss rates and charge-off rates; general economic conditions; consumer loan portfolio growth; changes in the cost and/or availability of funding due to changes in the deposit, credit or securitization markets, changes in the way in which the Company is perceived in such markets, and/or conditions relating to existing or future financing commitments; the effects of government policy and regulation, including restrictions and/or limitations on the Company's minimum capital requirements, deposit taking abilities, growth, accounting policies, and/or underwriting criteria; product development; legal and regulatory proceedings; interest rates; acquisitions; one-time charges; extraordinary items; the ability to attract and retain key personnel; the impact of existing, modified or new strategic initiatives; and international factors. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements. More information on risks and uncertainties relating to the Company are available in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

Contact:

     Media Contact:
     Alan Elias, 415/278-4189
     Investors Contact:
     Jack Carsky, 415/278-4977
     Bill Horning, 415/278-4602